TEREX CRANES, INC.

                          CERTIFICATE OF DESIGNATION



                            Pursuant to Section 151

            of the General Corporation Law of the State of Delaware



          Terex Cranes, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware the following resolution was duly adopted by the Board of Directors of the Corporation acting without a meeting by unanimous written consent:

          WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), to issue one or more series of Preferred Stock and with respect to any such series to fix by resolution or resolutions the number of shares constituting such series and powers, designations, preferences and relative, participating, optional or other special rights of such series and the qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, and distribution of assets upon liquidation; and

          WHEREAS, it is the desire of the Board of Directors, acting without a meeting by unanimous written consent, pursuant to the authority conferred upon the Board of Directors by Section 151 of the General Corporation Law of the State of Delaware and by the Certificate of Incorporation of the Corporation, to authorize the issuance of a series of Preferred Stock and to fix the number of shares constituting such series and the powers, designations, preferences and relative, participating, optional and other special rights thereof and the qualifications, limitations and restrictions thereof as set forth in paragraphs
(1) through (12) below;

          NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized the issuance of a series of Preferred Stock on the terms and with the provisions herein set forth:

          (1) Designation. The designation of the series of Preferred Stock authorized by this resolution shall be "Series A Redeemable Exchangeable Preferred Stock" ("Series A Preferred Stock") consisting of one thousand (1,000) shares. The par value of the Series A Preferred Stock shall be $.01 per share.

          (2)  Rank.       Subject to paragraph (4)(iii) below, the Series A
Preferred Stock shall rank, whether with respect to rights on liquidation, winding up or dissolution or otherwise, prior to the Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation and any Junior Securities of the Corporation. (All equity securities of the Corporation to which the Series A Preferred Stock ranks prior, including the Common Stock, are collectively referred to herein as the "Junior Securities", all equity securities of the Corporation with which the Series A Preferred Stock ranks on a parity are collectively referred to herein as the "Parity Securities" and all securities to which the Series A Preferred Stock ranks junior, whether upon liquidation, dissolution or winding up or otherwise, are collectively referred to herein as the "Senior Securities".) Subject to paragraph (9), the Series A Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

          (3) Dividends. The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends with respect to such shares.

          (4) Liquidation Preference. (i) Subject to paragraph (4)(iii), in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to one hundred twenty-seven thousand French Francs (FF127,000) per share thereof outstanding, subject to adjustment pursuant to paragraph (8) (the "Series A Liquidation Amount"), before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series A Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full. Except as provided in this paragraph (4)(i), holders of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

               (ii) For the purposes of paragraph (4)(i) and subject to paragraph (5)(iii), neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations nor the consolidation or merger of one or more corporations with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

               (iii) Notwithstanding anything to the contrary herein contained, the holders of the Series A Preferred Stock shall not be entitled to receive the Series A Liquidation Amount until 91 days after such time as all principal, interest and other amounts due and owing under those certain 13.25% Senior Secured Notes due 2002 (the "Notes") of Terex Corporation ("Terex") have been indefeasibly paid in full; provided, however, (1) that no Parity Securities or, except as permitted in the next sentence, Junior Securities receive any payment upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (2) that the Notes have not been amended to increase the amount of indebtedness outstanding thereunder or the interest rate thereof (other than as required by the terms of the related Indenture (defined in paragraph (5)(ii)) as in effect on the date of issuance of the Series A Preferred Stock) and (3) that the foregoing limitation on the payment of the Series A Liquidation Amount shall not apply to any redemption by the Corporation of the Series A Preferred Stock pursuant to paragraph (5) hereof. As a result of the foregoing limitation on the payment of the Series A Liquidation Amount and subject to the proviso to the immediately preceding sentence, the Corporation shall have the right to pay dividends and other distributions with respect to the Common Stock prior to the holders of the Series A Preferred Stock receiving the Series A Liquidation Amount until such time as all principal, interest and other amounts due under the Notes, and all other Obligations (as defined in the Indenture referred to below) arising in relation to the Notes, have been paid in full. The holders of the Notes are third party beneficiaries of the provisions of this paragraph (4)(iii) and, accordingly, until the date which is 91 days after the Notes shall no longer be outstanding, the provisions of this paragraph (4)(iii) may not be amended or waived without the prior written consent of the trustee under the indenture (the "Indenture") between Terex and United States Trust Company of New York, as trustee, pursuant to which the Notes are issued.

               (5) Redemption. (i) The Corporation may redeem at its option the Series A Preferred Stock at any time, in whole but not in part, prior to the Mandatory Redemption Date (as defined in paragraph (5)(iii) below), at the sole option of the Corporation, either (a) in cash in French Francs, at a redemption price equal to one hundred twenty-seven thousand French Francs (FF127,000) per share thereof outstanding, subject to adjustment pursuant to paragraph (8) (the "Series A Redemption Price"), or (b) in exchange for a number of fully paid and nonassessable shares of Common Stock calculated in accordance with the following formula:

               19.90 x Y
X         =    ----------
               80.10 x Z

where

               X = the number of fully paid and nonassessable shares of Common Stock issuable in exchange for each share of Series A Preferred Stock,

               Y = the sum of (A) all shares of Common Stock outstanding immediately prior to such exchange, (B) all shares of Common Stock issuable upon the exercise of any options, warrants or other rights to subscribe to or purchase shares of Common Stock outstanding immediately prior to such exchange and (C) all shares of Common Stock issuable upon the conversion or exchange of any securities (other than the Series A Preferred Stock) of the Corporation convertible into or exchangeable for shares of Common Stock outstanding immediately prior to such exchange, and

               Z = the number of shares of Series A Preferred Stock outstanding immediately prior to such exchange;

provided, however, that, if the Corporation elects to redeem the Series A Preferred Stock in exchange for shares of Common Stock in accordance with this paragraph (5)(i), any holder of Series A Preferred Stock may elect to refuse such redemption for Common Stock by so notifying the Corporation in writing prior to the redemption date, in which case such holder's shares of Series A Preferred Stock shall remain outstanding and shall be subject to later redemption pursuant to paragraphs (5)(i), (ii) or (iii), as the case may be.

               As used in the above formula, the ratio of 19.90 divided by
80.10 shall be referred to as the "Exchange Ratio" and shall be subject to adjustment from time to time pursuant to paragraph (7).

               (ii)  Subject to the final subparagraph of this paragraph
(5)(ii), the Series A Preferred Stock shall be redeemed in full in cash in French Francs at the Series A Redemption Price in the event that (a) the Corporation shall acquire or own any assets other than (1) shares of capital stock of P.P.M. S.A. and Legris Industries Inc. and (2) the capital stock of Koehring Cranes, Inc. or the assets comprising the Koehring Cranes and Mark Industries divisions of Terex ("Koehring") or (b) the Corporation shall create, incur, assume, guarantee, or suffer to exist any indebtedness, liabilities (including guarantees, direct or indirect, or other contingent liabilities), or obligations of any kind, other than liabilities and obligations relating to (1) the acquisition by the Corporation of the shares of capital stock of P.P.M. S.A. and Legris Industries Inc. and the repayment of debt of P.P.M. S.A., Legris Industries, Inc. or PPM Cranes, Inc., (2) guarantees or other obligations in connection with the Notes, (3) performance bonds, surety bonds, insurance obligations or insurance bonds and other similar bonds or obligations as may be incurred by the Corporation, Terex or their respective subsidiaries in connection with the conduct of their business, (4) guarantees or pledges of assets in connection with any indebtedness of Terex or any Restricted Subsidiary (as defined in the Indenture) permitted under the Indenture, as in effect at the date of the closing of the transactions contemplated by the Share Purchase Agreement, dated October 19, 1994, among the Corporation, Legris Industries S.A. and Potain S.A., as amended (the "Share Purchase Agreement"),
(5) indebtedness to Terex in connection with the acquisition pursuant to the Share Purchase Agreement and security therefor, or (6) any extension, refinance, renewal or replacement (collectively, "Refinance") of any of the foregoing, provided that the principal amount of such Refinanced indebtedness does not exceed the principal amount of the indebtedness so Refinanced.
Nothing contained herein shall prohibit or limit the ability of the Corporation to receive dividends or distributions from any subsidiaries of the Corporation or pay dividends or distributions to the holders of the shares of its capital stock.

               Subject to the final subparagraph of this paragraph (5)(ii), the Corporation shall redeem the Series A Preferred Stock in full in cash in French Francs at the Series A Redemption Price prior to the happening of any of the following events: (A) the consolidation or merger of the Corporation with or into, or the sale, conveyance, lease or other transfer, directly or indirectly, by the Corporation of all or a substantial portion of its assets (in one transaction or a series of related transactions) to, any person other than a direct or indirect subsidiary of the Corporation, (B) a Change of Control, (C) the adoption by the Corporation of a plan of complete or partial liquidation or of a resolution or resolutions providing for the complete or partial liquidation or dissolution of the Corporation, (D) a change in the principal business of the Corporation and its subsidiaries taken as a whole as carried on immediately after the acquisition by the Corporation of the shares of capital stock of P.P.M. S.A. and Legris Industries, Inc. and the acquisition of Koehring.

               For purposes of this paragraph (5)(ii), a "Change of Control" shall be deemed to occur (i) in the event that (A) Terex or any of its direct or indirect subsidiaries shall cease to have beneficial ownership, directly or indirectly, of voting stock of the Corporation (including through the grant of any option to acquire voting stock of the Corporation without regard to the period in which such option may be exercised) representing at least 30% of the combined voting power of all voting stock of the Corporation (including, for purposes of such calculation, all voting stock of the Corporation issuable upon the exercise of any outstanding options, warrants or rights to purchase voting stock of the Corporation or upon the conversion or exchange of any outstanding securities convertible into or exchangeable for voting stock of the Corporation), (B) any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) acquires or has beneficial ownership, directly or indirectly, of voting stock of the Corporation (including through the acquisition or possession of any option to acquire voting stock of the Corporation without regard to the period in which such option may be exercised) representing a greater percentage of the combined voting power of all voting stock of the Corporation (calculated in accordance with the parenthetical in clause (A) above) than the percentage thereof beneficially held, directly or indirectly, by Terex and its direct or indirect subsidiaries, or (C) individuals voted for by Terex shall fail to constitute a majority of the Board of Directors of the Corporation, or (ii) in the event of (1) the sale, assignment, lease, transfer or conveyance (in one transaction or a series of transactions) of all or substantially all of Terex's assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (2) the liquidation or dissolution of Terex or the adoption of a plan by the stockholders of Terex relating to the dissolution or liquidation of Terex, (3) the acquisition by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for any person or group owning in excess of 40% of the combined voting power of all voting stock of Terex on the date hereof, of a direct or indirect majority in interest (more than 50%) of the combined voting power of all voting stock of Terex by way of purchase, merger or consolidation or otherwise, or (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Terex (which includes any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Terex was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Terex.

               Notwithstanding anything to the contrary contained in this subparagraph (5)(ii), in the event that the Corporation is required to redeem the Series A Preferred Stock pursuant to this paragraph (5)(ii) and (a) such redemption or any payment made pursuant to such redemption would constitute or otherwise result in a Default or Event of Default under the Indenture or (b) immediately after such redemption or any payment made pursuant to such redemption a Default or Event of Default would exist under the Indenture, then the Corporation shall be obligated to redeem the Series A Preferred Stock at the Series A Redemption Price, subject to adjustment as hereinafter provided,
(x) on the first date on which the Series A Preferred Stock may be redeemed without causing either of the events described in clauses (a) and (b) above to occur and (y) if the Series A Preferred Stock has not been redeemed prior to or on the Mandatory Redemption Date, in no event later than the earlier of (1) 91 days after the Notes have been paid in full and (2) the Default Redemption Date (as defined below). In the event that any such payment is deferred until on or after the Mandatory Redemption Date, each holder shall have the right to elect to exchange its shares of Series A Preferred Stock for such holder's pro rata share of the number of fully paid and nonassessable shares of Common Stock calculated in accordance with the formula set forth in paragraph (5)(i) (subject to adjustment as provided herein and therein) on the terms and to the extent permitted by the first subparagraph of paragraph (5)(iii). In addition to any adjustment pursuant to paragraph (8), the Series A Redemption Price of each share of Series A Preferred Stock subject to deferred redemption pursuant to the first sentence of this subparagraph shall be adjusted so that it increases, after giving effect to the adjustment pursuant to paragraph (8), at a compounded rate of 15% per annum, calculated on the basis of the actual number of days elapsed from (and excluding) the earliest date of the happening of any of the events described in the first two subparagraphs of this paragraph
(5)(ii) through (and including) the date on which the Series A Redemption Price of such share is actually paid in full. The holders of the Notes are third party beneficiaries of the provisions of this subparagraph and, accordingly, until the date which is 91 days after the Notes shall no longer be outstanding, the provisions of this subparagraph may not be amended or waived without the prior written consent of the trustee under the Indenture.

               (iii)  Subject to the second subparagraph of this paragraph
(5)(iii), unless theretofore redeemed pursuant to paragraphs (5)(i) or (ii) above, the Series A Preferred Stock shall be redeemed in full for cash in French Francs on August 14, 2002 (the "Mandatory Redemption Date") at the Series A Redemption Price; provided, however, that any holder of Series A Preferred Stock may elect (a "Stock Election") to exchange such holder's shares of Series A Preferred Stock for, in lieu of the Series A Redemption Price, such holder's pro rata share of the number of fully paid and nonassessable shares of Common Stock calculated as of the Mandatory Redemption Date in accordance with the formula set forth in paragraph (5)(i) (subject to adjustment as provided herein and therein) by providing written notice of such Stock Election to the Corporation not later than five business days prior to the Mandatory Redemption Date; and provided, further, that the Corporation may, at its sole option, disregard any Stock Election made by any holder of Series A Preferred Stock by providing written notice to such holder no later than three business days prior to the Mandatory Redemption Date, in which event such holder's shares of Series A Preferred Stock shall be redeemed at the Series A Redemption Price on the Mandatory Redemption Date.

               Notwithstanding anything to the contrary contained in this paragraph (5)(iii), in the event that the Corporation is required to redeem the Series A Preferred Stock on the Mandatory Redemption Date pursuant to this paragraph (5)(iii) and (1) the Notes have not been amended to extend the date of their final maturity or to increase the amount of indebtedness outstanding thereunder or the interest rate thereof (other than as required by the terms of the related Indenture as in effect on the date of issuance of the Series A Preferred Stock), (2) there is then a default in payment of the Notes and such default has not been waived or cured and (3) the holders of the Series A Preferred Stock do not elect to exchange their shares of Series A Preferred Stock for Common Stock (and the Corporation has not disregarded such election), then the Series A Redemption Price otherwise payable on the Mandatory Redemption Date shall not be paid until the date (the "Default Redemption Date") that is the earlier of (x) 91 days after the payment default described in clause (2) above has been cured or waived and (y) the first date as of which either of the conditions set forth in clauses (1) and (3) above shall no longer be satisfied, provided that, in the case of clause (3) above, if the holder and the Corporation so agree, such redemption shall be in exchange for Common Stock. Otherwise, the Series A Redemption Price shall be due and payable on the Mandatory Redemption Date in accordance with the first subparagraph of this paragraph (5)(iii). In addition to any adjustment pursuant to paragraph (8), the Series A Redemption Price of each share of Series A Preferred Stock that is not redeemed on the Mandatory Redemption Date shall be adjusted so that it increases, after giving effect to the adjustment pursuant to paragraph (8), at a compounded rate of 15% per annum, calculated on the basis of the actual number of days elapsed from (and excluding) the Mandatory Redemption Date through (and including) the Default Redemption Date. The holders of the Notes are third party beneficiaries of the provisions of this subparagraph and, accordingly, until the date which is 91 days after the Notes shall no longer be outstanding, the provisions of this subparagraph may not be amended or waived without the prior written consent of the trustee under the Indenture.

          (6) Procedure for Redemption. (i) In the event the Corporation shall redeem the Series A Preferred Stock, whether on the Mandatory Redemption Date or otherwise, written notice of such redemption shall be given by commercial express courier, courier fees prepaid, sent not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares of Series A Preferred Stock at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of the shares of Series A Preferred Stock except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (a) the redemption date; (b) in the case of an optional redemption pursuant to paragraph (5)(i), whether such redemption is to be in cash or in exchange for shares of Common Stock; (c) in the case of a cash redemption, the Series A Redemption Price (as adjusted pursuant to the final subparagraph of paragraph (5)(ii) or the second subparagraph of paragraph (5)(iii), if applicable, and paragraph (8)); (d) in the case of a redemption for Common Stock, the number of fully paid and nonassessable shares of Common Stock to be issued for each share of Series A Preferred Stock of such holder; and (e) the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for payment of such redemption price or in exchange for such shares of Common Stock, as the case may be. In the event that the Corporation is required to defer the redemption of any shares of Series A Preferred Stock pursuant to the final subparagraph of paragraph (5)(ii) or the second subparagraph of paragraph (5)(iii), the Chief Financial Officer or the Treasurer of the Corporation shall prepare a certificate setting forth in reasonable detail the facts upon which such deferral is based. A copy of such certificate shall be mailed promptly to each holder of Series A Preferred Stock at such holder's last address as shown on the stock books of the Corporation.

               (ii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price or less than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to the final subparagraph of paragraph (5)(ii)) the shares of Series A Preferred Stock shall no longer be deemed to be outstanding, and all rights of the holders thereof as preferred stockholders of the Corporation (except the right to receive the redemption price or shares of Common Stock, as the case may be) shall cease. Upon surrender in accordance with said notice of the certificates for shares of Series A Preferred Stock, such shares shall be redeemed by the Corporation, in the case of a cash redemption, at the Series A Redemption Price, without interest thereon, or, in the case of a non-cash redemption, in exchange for the number of fully paid and nonassessable shares of Common Stock determined in accordance with paragraph (5).

               (iii) In the event the Corporation shall redeem the Series A Preferred Stock in exchange for shares of Common Stock, as promptly as practicable after the redemption date, the Corporation shall deliver or cause to be delivered to the former holders of Series A Preferred Stock (excluding any holders who have notified the Corporation in writing of their refusal to accept shares of Common Stock pursuant to paragraph (5)(i)) a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock for which each such holders' shares of Series A Preferred Stock have been exchanged, and any cash payable in respect of fractional shares as provided in paragraph (6)(iv). In the event that the Corporation shall redeem the Series A Preferred Stock in cash, the Corporation shall, on the redemption date, pay or cause to be paid to each holder of Series A Preferred Stock an amount equal to the product of (a) the Series A Redemption Price and (b) the number of such holder's shares of Series A Preferred Stock. So long as the initial holders of the Series A Preferred Stock or any of their affiliates shall continue to hold all of the shares of Series A Preferred Stock outstanding, such payment shall be made by electronic wire transfer of immediately available funds to the bank account of such holder notified to the Corporation in writing by such holder at least three business days prior to the redemption date.

               (iv) (a) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the exchange of shares of Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the exchange of a share of Series A Preferred Stock, the Corporation shall, at the sole option of the Corporation, either (i) pay to the holder of such share (a "Fractional Shareholder") an amount in cash (computed to the nearest cent) equal to the current market price per share (as defined in paragraph (7)(i)(d) below) thereof on the business day next preceding the redemption date or (ii) follow the procedures set forth in paragraph (6)(iv)(b) below. The number of full shares of Common Stock issuable upon exchange of each holder's shares of Series A Preferred Stock shall be computed on the basis of the aggregate number of such holder's shares of Series A Preferred Stock.

                    (b) The Corporation may, at its sole option, in lieu of paying cash to Fractional Shareholders as provided in paragraph (6)(iv)(a), issue, in full payment of the Corporation's obligation with respect to such fractional interests, shares of Common Stock equal to the aggregate of such fractional interests of such Fractional Shareholder and other Fractional Shareholders (aggregated over a reasonable period of time, but not in any event more than 20 business days, and rounded upwards to the nearest whole share) to an agent appointed by the Corporation for such Fractional Shareholders, for sale promptly by such agent on behalf of the Fractional Shareholders. The agent shall remit promptly to such Fractional Shareholders their proportionate interest in the net proceeds (following the deduction of applicable transaction costs and computed to the nearest cent) from such sale.

          (7) Adjustment of Exchange Ratio. (i) The Exchange Ratio shall be subject to adjustment as follows:

                    (a) If the Corporation shall issue by reclassification of its shares of Common Stock other securities of the Corporation, then the Exchange Ratio in effect immediately prior thereto shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter exchanged shall be entitled to receive the number and kind of shares of other securities that the holder would have owned or have been entitled to receive after such issuance had such shares of Series A Preferred Stock been exchanged immediately prior thereto or any record date with respect thereto. An adjustment made pursuant to this paragraph (7)(i)(a) shall become effective immediately after the record date for such issuance, or, if there is no such record date, then on the date of such issuance. Such adjustment shall be made successively.

                    (b) In case the Corporation shall distribute to all holders of its outstanding Common Stock any shares of capital stock of the Corporation other than Common Stock or evidences of its indebtedness or assets (including shares of capital stock of a subsidiary of the Corporation, but excluding ordinary cash dividends and dividends or distributions referred to in paragraph (7)(i)(a) above) or rights or warrants to subscribe for or purchase any of its securities or shall repurchase shares of its outstanding Common Stock for per share consideration that is greater than the then current market price per share of Common Stock (as defined in paragraph (7)(i)(c) below) immediately prior to such repurchase (in which event the aggregate amount so paid in excess of the current market price of all the Common Stock divided by the number of outstanding shares of Common Stock prior to such repurchase shall be considered a distribution of assets to all holders of Common Stock pursuant to this paragraph (7)(i)(b)) (any of the foregoing being hereinafter in this paragraph (7)(i)(b) referred to as the "Securities or Assets"), then in each such case, unless the Corporation elects to reserve shares or other units of such Securities or Assets for distribution to the holders of the Series A Preferred Stock upon the exchange of the shares of Series A Preferred Stock so that any such holder exchanging shares of Series A Preferred Stock will receive upon such exchange, in addition to the shares of Common Stock to which such holder is entitled, the amount and kind of such Securities or Assets which such holder would have received if such exchange had occurred immediately prior to the record date for the distribution of the Securities or Assets, the Exchange Ratio shall be adjusted so that the same shall equal the ratio determined by multiplying the Exchange Ratio in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share of the Common Stock on such record date and of which the denominator shall be the current market price per share (as defined in paragraph (7)(i)(c) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution, except as provided in paragraph (7)(i)(g) below.

                    (c)  For the purposes of any computation under paragraphs
(7)(i)(b) and for the purposes of paragraph (6)(iv)(a), the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days commencing on the 30th trading day prior to the date in question. The closing price for each day shall be (x) if the Common Stock is listed or admitted to trading on a national securities exchange, the closing price on the New York Stock Exchange Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such a composite tape shall not be in use or shall not report transactions in the Common Stock, the last reported sales price regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Common Stock has been traded during such 20 consecutive trading days), or, if there is no transaction on any such day in any such situation, the mean of the bid and asked prices on such day or, (y) if the Common Stock is not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or a similar source selected from time to time by the Corporation for the purpose. In the event such closing prices are unavailable, the current market price shall be deemed to be the fair market value as determined in good faith by the Board of Directors, on the basis of such relevant factors as it in good faith considers, in the reasonable judgment of the Board of Directors, appropriate.

                    (d) No adjustment in the Exchange Ratio shall be required unless such adjustment would require an increase or decrease of at least 1% of such ratio; provided, however, that any adjustments which by reason of this paragraph (7)(i)(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (7)(i) shall be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be.

                    (e) If the Corporation is a party to a consolidation or merger transaction with a direct or indirect subsidiary of the Corporation, the shares of Series A Preferred Stock will thereafter no longer be exchangeable into shares of Common Stock of the Corporation, but instead will be exchangeable into the kind and amount of securities or assets which the holder of such shares of Series A Preferred Stock would have owned immediately after the consolidation or merger if such shares had been exchanged immediately before the effective date of such transaction. If this paragraph (7)(i)(e) applies, then no adjustment in respect of the same transaction shall be made pursuant to the other provisions of this paragraph (7)(i).

                    (f) For the purposes of this paragraph (7)(i) and paragraph (7)(iv), the term "shares of Common Stock" shall mean (x) the class of stock designated as the Common Stock of the Corporation at the date hereof or (y) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraphs (7)(i)(a), (b) or (e) above, the holders of Series A Preferred Stock shall become entitled to receive any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon exchange of the shares of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Series A Preferred Stock contained in this paragraph (7)(i).

                    (g) Notwithstanding the foregoing, in any case in which this paragraph (7)(i) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any shares of Series A Preferred Stock exchanged after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exchange after giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (6)(iv).

               (ii) Whenever the Exchange Ratio is adjusted as herein provided, the Chief Financial Officer or Treasurer of the Corporation shall compute the adjusted Exchange Ratio in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjusted Exchange Ratio and the date on which such adjustment becomes effective and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be mailed promptly to the holder of each share of Series A Preferred Stock at such holder's last address as shown on the stock books of the Corporation.

               (iii) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the exchange of shares of Series A Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of Series A Preferred Stock exchanged or to be exchanged, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (iv) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its issued Common Stock held in its treasury, or both, for the purpose of effecting the exchange of the Series A Preferred Stock, the full number of shares of Common Stock then deliverable upon the exchange of all outstanding shares of the Series A Preferred Stock.

          (8) Adjustment of Series A Liquidation Amount and Series A Redemption Price. (i) Effective from issuance, the Series A Liquidation Amount and the Series A Redemption Price, to the extent paid in cash, shall each be equal to the quotient "V" as follows:

               (FF119,000,000 x 1.2) + FF8,000,000
          V =  -----------------------------------
                            1,000


               (ii) Effective as of August 1, 1998, the Series A Liquidation Amount and the Series A Redemption Price shall each be equal to the quotient "V" as follows:


          ((X1 + X2) - 1954
          (-----------------  x   FF119,000,000 x  1.2) + FF8,000,000
          (      1010
 V =      -----------------------------------------------------------
                                  1,000


with 0 less than or equal to V less than or equal to FF119,000,000 adjusted as provided in clause (iii) below,

where

               X1   =    number of new Cranes sold in the European market in
1996 as reflected in the following statistical sources:  CIMA/CEM/FEM.

               X2   =    number of new Cranes sold in the European market in
1997 as reflected in the following statistical sources:  CIMA/CEM/FEM.

For purposes of the above formula, the term "Cranes" shall mean (i) all terrain cranes up to 299 metric tons in weight, (ii) rough terrain cranes weighing from 25 to 110 metric tons and (iii) truck cranes weighing up to 1,000 metric tons, and shall exclude (x) lattice boom trucks, (y) lattice boom self prop and (z) industrial cranes.

               (iii) As used in each of the above formulas, the number 119,000,000 shall be adjusted in accordance with (a) the results of the audit to be performed pursuant to Articles III and IV of the Share Purchase Agreement and (b) Schedule 14(a) of the Share Purchase Agreement. Such adjustment shall not be made until such number is finally determined pursuant to the Share Purchase Agreement.

               (9) Voting Rights. (i) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as set forth in paragraph (9)(ii) or as otherwise provided by law.

                    (ii) So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of Series A Preferred Stock shall vote separately as a class: (a) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or By-laws of the Corporation if such action would alter adversely or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Series A Preferred Stock, or increase or decrease the number of shares of Series A Preferred Stock authorized; (b) authorize or issue any class of Senior Securities; (c) reclassify any class or series of Junior Securities into Senior Securities or reclassify any class or series of Parity Securities into Senior Securities; (d) authorize, enter into or consummate any transaction that would constitute a deemed dividend to holders of the Series A Preferred Stock under United States federal tax laws; or (5) consolidate with or merge with or into another corporation, other than in a transaction in which the Corporation is the surviving corporation.

               (10) Limitations. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution (as such resolution may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation. A copy of any document referenced herein shall be furnished by the Corporation, on request and without cost, to any stockholder of the Corporation.

               (11) Transfer and Legend. No transfer of shares of the Series A Preferred Stock shall be effective until such transfer is registered on the books of the Corporation. Any shares so transferred must bear the following legend:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH."

The Corporation shall remove the foregoing legend upon any sale of the shares of Series A Preferred Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or upon such shares being sold or becoming freely saleable pursuant to Rule 144 under the Securities Act. The Corporation shall refuse to register any attempted transfer of shares of Series A Preferred Stock not in compliance with this paragraph (12).

               IN WITNESS WHEREOF, Terex Cranes, Inc. has caused this certificate to be duly executed as of this 8th day of May, 1995.


                                             TEREX CRANES, INC.



                                             By:  /s/ Marvin B. Rosenberg
                                             Marvin B. Rosenberg
                                             Vice President